Exhibit 3.2

AMENDED AND RESTATED

REGULATIONS

OF

KENDLE INTERNATIONAL INC.

CHAPTER I

COMMON STOCK

1.01 Transfer and Registration of Certificates

The Board of Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer, and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

1.02 Substituted Certificates

Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar(s) and its transfer agent(s) a bond of indemnity satisfactory to the Board of Directors and, if required by the Board of Directors, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

CHAPTER II

THE SHAREHOLDERS

2.01 Annual Meetings

The annual meeting of shareholders of the Corporation shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine. Any business which may be properly brought before any meeting of the shareholders, including the election of directors, may be considered and transacted at the annual meeting as specified in the notice of the meeting.

2.02 Special Meetings

A special meeting of the shareholders may be called by the Chairman of the Board, if any, the President, or by any two Directors, or by shareholders holding 25% of the outstanding shares of the Corporation entitled to vote thereat. The call for each special meeting shall specify the time, place (which may be within or without the State of Ohio) and purpose or purposes thereof, and no business other than that specified in said call shall be considered at such meeting.

2.03 Notice of Meetings

A written notice of every meeting of the shareholders (including the annual meeting), stating the time, place and purposes thereof, shall be given by or at the direction of the Chairman of the Board, if any, the President, the Secretary or the persons calling the meeting, to each shareholder of record entitled to notice of the meeting not less than seven nor more than sixty days before such meeting. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is first named upon the books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares. Such notice shall be deemed to be sufficiently delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation with postage thereon prepaid.

2.04 Waiver of Notice

A written waiver, signed by a shareholder, of notice of a shareholders’ meeting, whether executed before, at or after such meeting, shall excuse the giving of notice. Attendance by a shareholder at a shareholders’ meeting, without objection prior to or at the commencement of such meeting, shall constitute a waiver by him or her of notice of such meeting.

2.05 Closing of Books and Fixing Record Date

The Board of Directors may determine the record date for the determination of which persons are entitled to notices, dividends, distributions, rights and the like, but said record date shall not be a date earlier than the date on which the record date is fixed and shall not be more than sixty days preceding the date of the meeting of shareholders or the date fixed for the payment of dividends or distributions or the exercise of any rights. The Board of Directors may close the stock record book against transfers of shares during the whole or any part of such period.

2.06 Quorum

At any meeting of the shareholders, the holders of a majority of the shares entitled to vote then issued and outstanding, whether present in person or represented by proxy, shall constitute a quorum. If a quorum shall not be present or represented at any meeting of the shareholders, those shareholders present or represented shall have the power, without notice other than announcement at the meeting, to adjourn the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum is present or represented any business may be transacted as might have been if the quorum had been present at the originally scheduled meeting. The Corporation shall not, directly or indirectly, vote any shares issued by it and thereafter acquired and owned by it and not retired, and such shares shall not be considered issued and outstanding in computing the number of shares entitled to vote at any meeting of shareholders.

2.07 Voting

Unless expressly provided to the contrary in the Articles of Incorporation, these Regulations, or the Ohio Revised Code, each question properly before any meeting of the shareholders at which a quorum is present shall be decided by the affirmative vote of a majority of the shares outstanding and entitled to vote thereon which are present or properly represented at such meeting.

2.08 Action in Writing Without Meeting

Any action which may be authorized or taken at a meeting of the shareholders may be taken or authorized without a meeting by writing or writings signed by all of the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose of such action, which writing or writings shall be filed with or entered upon the records of the Corporation.

CHAPTER III

DIRECTORS

3.01 Number of Directors

The number of Directors, which shall not be less than three, may be fixed or changed at a meeting of the shareholders called for the purpose of fixing the number of Directors or of electing Directors at which a quorum is present, by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors fixed.

3.02 Election and Term

Directors shall be elected at the annual meeting of shareholders or at a special meeting called for that purpose. Each Director who shall be elected shall serve until the next annual meeting of shareholders and shall hold office until his successor is elected and qualified, or until his death, resignation or removal.

3.03 Authority

All the authority of the Corporation shall be exercised by the Board of Directors, except as otherwise provided by the Articles of Incorporation, these Regulations or the Ohio Revised Code.

3.04 Place of Meeting

The Board of Directors may hold its meetings at such place or places within or without the State of Ohio, as the Board may, from time to time, determine.

3.05 Annual Meetings

An annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders. No prior notice of the annual meeting of the Board of Directors shall be required.

3.06 Special Meetings

Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President or any two members of the Board of Directors.

3.07 Notice of Meeting

Written notice of the time and place of each special meeting of the Board of Directors shall be given by or at the direction of the President or the Secretary to each Director, either by personal delivery or by mail, telegram or cablegram, at least two days before the meeting. Such notice need not contain a statement of the purposes of such meeting. A written waiver, signed by a director, of notice of a directors’ meeting, whether executed before, at or after such meeting, shall excuse the giving of notice. Attendance by a director at a directors’ meeting, without objection prior to or at the commencement of such meeting, shall constitute a waiver by him or her of notice of such meeting.

3.08 Quorum

A majority of the number of Directors then fixed shall constitute a quorum for the transaction of business, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy in the Board of Directors.

3.09 Voting

Unless expressly provided to the contrary in the Articles of Incorporation, these Regulations, or the Ohio Revised Code, each question properly before any meeting of the Directors at which a quorum is present shall be decided by the affirmative vote of a majority of the Directors who are present.

3.10 Action by Written Consent

Any action which may be authorized or taken at a meeting of the Board of Directors, may be authorized or taken without a meeting by a writing or writings signed by all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

3.11 Telephone Meetings

Meetings of the Directors may be held through any communications equipment if all persons participating can hear each other. Participation in a meeting pursuant to this Section 3.11 shall constitute presence at such meeting.

3.12 Resignation

Any Director may resign at any time by giving notice to the Board of Directors or the President or Secretary, and such resignation shall be deemed to take effect upon its receipt by the person or persons to whom addressed, unless some other time is specified therein.

3.13 Vacancy

In case of any vacancy in the Board of Directors, through death, insanity, bankruptcy, resignation or disqualification, or through removal as provided in the Ohio Revised Code, the remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until his successor is elected and qualified.

3.14 Vacancy Deemed to Exist

A vacancy within the meaning of Section 3.13 shall also be deemed to exist if, at any time, the shareholders increase the authorized number of Directors and do not, at the same meeting or at any adjournment thereof, elect the necessary additional Director or Directors.

3.15 Salaries

The Board of Directors may establish reasonable compensation for service as a Director and may provide for the reimbursement of expenses incurred by a Director in the discharge of his duties.

CHAPTER IV

COMMITTEES

4.01 Designation of Executive Committee

The Board of Directors may designate three or more Directors to constitute the Executive Committee. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee (but in no event to less than three), to fill vacancies thereon, to remove any member thereof, and to change the functions or terminate the existence thereof.

4.02 Powers of the Executive Committee

During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, it shall not have the power to fill vacancies occurring in the Board of Directors or in any committee. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Corporation.

4.03 Other Committees

The Directors may from time to time create any other committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of the Executive Committee or any other committee, who may take the place of any absent member or members at any meeting of any such committee.

4.04 Procedure; Meetings; Quorum

Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Directors pursuant to this chapter shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any committee, without a meeting, by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors and the rules prescribed by these Regulations, and shall keep a written record of all action taken by it.

CHAPTER V

OFFICERS

5.01 Officers

This Corporation may have a Chairman of the Board and a Chairman of the Executive Committee (each of whom shall be a Director), and shall have a President, a Secretary, and a Treasurer. The Corporation may also have one or more Vice Presidents and Vice Chairmen and such other officers and assistant officers as the Directors may deem necessary. By designating a person to serve as an officer of the Corporation, the Directors shall be deemed to have considered such office necessary and to have established such office in accordance with this Section.

5.02 Election, Term and Qualification

The officers shall be elected at the annual meeting of the Board of Directors, or as soon thereafter as possible. Each such officer shall serve until the next annual meeting of the Board of Directors and until his successor is elected and qualified, or until his death, resignation or removal.

5.03 Resignation

An officer may resign at any time by giving notice to the Board of Directors, the President or the Secretary. Such notice shall be effective when received by the person or persons to whom directed, unless some other time is specified therein.

5.04 Removal

Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights of such officer. The election of an officer for a given term and the provisions of these Regulations with respect to term of office shall not be deemed to create contract rights.

5.05 Vacancy

The Board of Directors may fill any vacancy in any office occurring by whatever reason.

5.06 Authority and Duties of Officers

The President shall be the chief executive officer of the Corporation. Subject to the foregoing, the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, subject always to the directions of the Board of Directors, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office. Unless otherwise provided by the Board of Directors, if the Corporation has a Vice Chairman of the Board his sole duty as such shall be to preside at meetings in the absence of the Chairman of the Board.

5.07 Salaries

The Board of Directors may, irrespective of any personal interest of any of them, establish reasonable compensation of officers, which may include pension, disability and death benefits, for services as officers of the Corporation.

CHAPTER VI

INDEMNIFICATION

6.01 Indemnification

The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

6.02 Advance Payment of Expenses

Expenses, including attorney’s fees, incurred in defending any action, suit or proceeding referred to in Section 6.01 of this Chapter shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Chapter.

6.03 Non-Exclusive

The indemnification provided in this Chapter shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation, these Regulations, or any agreement, vote of shareholders or of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of each such person.

6.04 Insurance

The Corporation may, to the full extent then permitted by law, purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

6.05 Continuing Obligation

The provisions of this Chapter 6 shall be deemed to be a contract between the Corporation and each director of the Corporation who serves in such capacity at any time while this regulation is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

CHAPTER VII

MISCELLANEOUS

7.01 Fiscal Year

The fiscal year of the Corporation shall be such as may be determined from time to time by the Board of Directors.

7.02 Seal

If the Board of Directors shall so order, the Corporation shall have a Seal, which shall be circular in form and mounted upon a metal die. About the upper periphery shall appear the name of the Corporation and about the lower periphery the word “Ohio.” In the center of the Seal shall appear the words “Corporate Seal.”

7.03 Endorsement of Stock Certificates

Unless otherwise ordered by the Board of Directors, any certificates for shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chairman of the Board or the President or one of the Vice Presidents, and attested by the Secretary, an Assistant Secretary, the Treasurer or either with or without affixing thereto the Corporate Seal.

7.04 Voting Upon Shares Held by the Corporation

Unless otherwise ordered by the Board of Directors, the President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own, which may be held in the Corporation’s name or as to which the Corporation may otherwise have the right to vote, act or consent.

7.05 Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.

7.06 Checks, Drafts, etc.

All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as the Board of Directors may determine.

CHAPTER VIII

AMENDMENTS

8.01 Amendment of Regulations

The Regulations may be amended or repealed and new amendments may be adopted by a majority of the Board of Directors, but any regulations adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon.